EXHIBIT 1.1

Landsea Homes Corporation

(a Delaware corporation)

Common Stock

UNDERWRITING AGREEMENT

December 5, 2024

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

As Representative of the Several Underwriters

set forth on Schedule C hereto

Ladies and Gentlemen:

The persons listed in Schedule E hereto (the “Selling Stockholders”), each a stockholder of Landsea Homes Corporation, a Delaware corporation (the “Company”), acting severally and not jointly, propose to sell to B. Riley Securities, Inc. (“B. Riley Securities”) and each of the other underwriters named in Schedule C hereto (the “Underwriters”) pursuant to this Underwriting Agreement (this “Agreement”) an aggregate of 6,086,957 shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). In addition, the Selling Stockholders, acting severally and not jointly, propose to grant to the Underwriters the option to purchase up to an additional 913,043 shares of Common Stock, representing fifteen percent (15%) of the Firm Shares to be purchased at the option of the Underwriters (the “Option Shares” and, together with the Firm Shares, the “Shares”). The Shares are described in the Prospectus (as defined below). B. Riley Securities is acting as the representative of the Underwriters and in such capacity is hereinafter referred to as the “Representative.” To the extent there are no additional Underwriters listed on Schedule C other than B. Riley Securities, the term Representatives as used herein shall mean B. Riley Securities, as Underwriter, and the term Representatives or Underwriters shall mean either the singular or plural as the context requires.

SECTION 1. Sale and Purchase.

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder that proportion of the number of Firm Shares set forth in Schedule E opposite the name of such Selling Stockholder, as the case may be, which the number of Firm Shares set forth in Schedule C opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 12 hereof, bears to the total number of Firm Shares, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. The Company and the Selling Stockholders have been advised by the Underwriters that they propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The pricing terms of the purchase of the Firm Shares by the Underwriters and the pricing terms of the offering of the Firm Shares to the public are as set forth in Schedule A hereto.

In addition, each Selling Stockholder, acting severally and not jointly, hereby grants to the Underwriters an option, severally and not jointly, to purchase, and on the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase from the Selling Stockholders, severally and not jointly, up to an additional 913,043 Option Shares, as set forth in Schedule E, at the same purchase price per share to be paid by the Underwriters to the Selling Stockholders for the Firm Shares as set forth opposite the names of such Underwriters on Schedule C hereto. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule C opposite the name of such Underwriter bears to the total number of Firm Shares, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. This option may be exercised by the Underwriters any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice from the Representatives to the Company and the Selling Stockholders, which notice may be electronic (“Option Shares Notice”). The Option Shares Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first (1st) full business day after the date on which the Option Shares Notice shall have been delivered as set forth herein, nor later than the tenth (10th) full business day after such date of delivery. As of the Option Closing Date, the Selling Stockholders will sell to the Underwriters, and the Underwriters will purchase, the number of Option Shares set forth in the Option Shares Notice.

SECTION 2. Payment and Delivery.

Payment of the purchase price for the Firm Shares shall be made to the Selling Stockholders by same day Federal Funds wire transfer against delivery of the Firm Shares to the Underwriters through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters. Such payment and delivery shall be made at 9:00 A.M., New York time, on December 9, 2024 (the “Closing Date”), which date shall be the first (second, if the pricing occurs after 4:30 P.M., New York time, on any given day) business day after the date of this Agreement (unless another time or date shall be agreed to by the Representatives, the Company and the Selling Stockholders). Electronic transfer of the Firm Shares shall be made to or as instructed by the Representatives at the Closing Date in such names and in such denominations as the Representatives shall specify.

If the option for Option Shares is exercised, payment of the purchase price for the Option Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Option Shares shall be made to or as instructed by the Representatives at the Option Closing Date in such names and in such denominations as the Representatives shall specify.

Deliveries of the documents described in Section 6 with respect to the purchase of the Shares shall be made at the offices of Morrison & Foerster LLP, counsel for the Underwriters, at 9:00 A.M., New York time, on the Closing Date or Option Closing Date, as applicable, of the purchase of the Shares and/or the Option Shares, as the case may be.

SECTION 3. Representations and Warranties.

(a)       Representations and Warranties by the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), the Closing Date and any Option Closing Date, and agrees with the Underwriters, as follows:

(i)       Registration Statement and Prospectuses. The Company has prepared and filed with the Securities and Exchange Commission (“Commission”) a shelf registration statement on Form S-3 (File No. 333-252569) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”), which shelf registration statement was declared effective by the Commission and the Shares have been registered by the Company on such registration statement. Such registration statement, including all amendments and exhibits thereto and the documents and information incorporated by reference therein is referred to as the “Registration Statement.”

Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus (as defined below) has been issued by the Commission and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission. The Company has complied to the Commission’s satisfaction with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, excluding exhibits thereto, at the time of its effectiveness and at each deemed effective date, including information deemed to be part of the Registration Statement at the effective date pursuant to Rule 430B of the 1933 Act Regulations with respect to the Underwriters, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto), at the time it was filed, complied in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was, and the Prospectus will be, virtually identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (collectively, the “1934 Act Regulations”).

(ii)       Accurate Disclosure; Certain Defined Terms. Neither the Registration Statement nor any amendment thereto, when considered together with the Registration Statement, at its effective time, at the Closing Date or any Option Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package (as defined below) nor (B) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the list of Underwriters and their respective underwriting allotments and information in the “Commissions and Expenses” and “Price Stabilization, Short Positions and Penalty Bids” sections under the heading “Underwriting” in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) (collectively, the “Underwriter Information”) as such statements relate to the Underwriters.

As used in this Agreement:

“Applicable Time” means 7:05 p.m., New York City time, on December 5, 2024, or such other time as agreed by the Company and the Underwriters.

“General Disclosure Package” means any Issuer Free Writing Prospectuses issued at or prior to the Applicable Time and the most recent preliminary prospectus distributed to investors (including any documents incorporated therein by reference) and the information included on Schedule A hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Prospectus” means the base prospectus included in the Registration Statement at the most recent time of effectiveness thereof, as supplemented by the final prospectus supplement relating to the offer and sale of the Shares, in the form filed pursuant to Rule 424(b) under the 1933 Act Regulations.

“Selling Stockholder Information” has the meaning set forth in Section 3(b)(vii).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the time of the execution and delivery of this Agreement (the “Execution Time”); and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the 1934 Act and 1934 Act Regulations, incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, at or after the Execution Time.

(iii)       Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information. Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times to the Applicable Time, all other conditions to use thereof as set forth in Rules 164 and 433 under the 1933 Act.

(iv)       [Reserved.]

(v)       No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any preliminary prospectus, the General Disclosure Package or the Prospectus or other materials permitted by the 1933 Act to be distributed by the Company; provided, however, that the Company has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus except in accordance with this Agreement.

(vi)       Independent Accountants. Each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP, who have expressed their opinion with respect to certain of the financial statements and supporting schedules included in the Registration Statement, are independent registered public accounting firms with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board. Meredith CPAs, P.C., who has expressed their opinion with respect to certain of the financial statements and supporting schedules included in the Registration Statement, is an independent accounting firm with respect to Antares Acquisition, LLC.

(vii)       Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. The supporting schedules, if any, present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. All information regarding “non-GAAP financial measures”, as such term is defined by the Commission, included in the Registration Statement, the General Disclosure Package and the Prospectus complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the 1933 Act; in each case to the extent applicable. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents, in all material respects, the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)       No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is included or incorporated by reference, in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, prospects, properties, or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except as disclosed in the General Disclosure Package or the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix)       Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required (and where such concept exists), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(x)       Good Standing of Subsidiaries. Each subsidiary of the Company listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Antares Acquisition, LLC (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (where such concept exists), has the corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required (and where such concept exists), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (or such equivalent concept to the extent it exists under the laws of such jurisdiction) and is owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance or claim. None of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 incorporated by reference into the Registration Statement, (b) Antares Acquisition, LLC and (c) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xi)       Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit or equity incentive plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise or conversion of convertible securities, warrants or options referred to in the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the Shares, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii)       Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii)       Authorization and Description of Shares. The Shares conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(xiv)       Registration Rights. There are no persons with registration rights or other similar rights to have any Company securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and, to the extent applicable, such rights have been waived.

(xv)       Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter, by-laws or similar organizational document. Neither the Company nor any of its subsidiaries is (A) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject, except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (B) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body or administrative agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xvi)       No Resulting Defaults and Conflicts. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational document) of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement, and compliance by the Company with the terms hereof and the consummation by the Company of the transactions contemplated hereby, except as have been made or obtained, as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Capital Market, the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) and except as may be required by and made with or obtained from state securities laws or regulations.

(xvii)       Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened, and, to the Company’s knowledge, there is no existing or threatened labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that in each case, could reasonably be expected to have a Material Adverse Effect.

(xviii)       Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Description of Capital Stock” and “Description of Securities,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(xix)       Forward-Looking Statement. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx)       Possession of Licenses and Permits. The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxi)       Title to Property. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) owned by them, in each case, free and clear of all liens, security interests, claims or encumbrances or defects of any kind except such as (A) are described in the General Disclosure Package and the Prospectus or (B) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries, considered as one enterprise.

(xxii)       Intellectual Property. The Company and each of its subsidiaries owns, possesses, has a valid license to use, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as described in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted (the “Company Intellectual Property”), except as such failure to own, possess, license or acquire such rights would not reasonably be expected to result in a Material Adverse Effect. ”Intellectual Property” means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property. Except as described in the Registration Statement, in the General Disclosure Package and in the Prospectus or as would not be expected to result in a Material Adverse Effect, (1) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any Company Intellectual Property; (2) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (3) the Company Intellectual Property owned by the Company and its subsidiaries, and to the Company’s knowledge, the Company Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (4) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property, neither the Company or any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (5) no employee of the Company or any of its subsidiaries is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy and confidentiality of all of the Company Intellectual Property, except where failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(xxiii)       Environmental Laws. Except as disclosed in the General Disclosure Package and the Prospectus or would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company and its subsidiaries (A) are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have and are in compliance with all permits, licenses, certificates or other authorizations or approvals required under applicable Environmental Laws to conduct their respective businesses, and (C) have not received, and have no knowledge of any event or condition that would reasonably be expected to result in, any notice of any actual or potential liability or claim under or relating to any Environmental Laws and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries.

(xxiv)       Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2023, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X) in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain a system of disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure, and such system of disclosure controls and procedures is effective at the reasonable assurance level.

(xxv)        Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvi)       Payment of Taxes. The Company and its subsidiaries have timely filed all United States federal income and other material tax returns that they were required by law to file (taking into account any valid extensions thereof), and all taxes required to be paid by the Company and each of its subsidiaries that are due and payable have been paid, except for such taxes as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established by the Company and its subsidiaries or except where the failure to pay such taxes would not reasonably be expected to have a Material Adverse Effect.

(xxvii)       Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks as the Company reasonably and in good faith believes is adequate for the conduct of their respective businesses and the value of their respective properties, and all such insurance is in full force and effect. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able (x) to renew its existing insurance coverage as and when such policies expire or (y) to obtain comparable coverage from similar insurers as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, in each case, reasonably be expected to result in a Material Adverse Effect.

(xxviii)       Investment Company Act. The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxix)       Absence of Manipulation. Neither the Company nor any subsidiary or controlled affiliate of the Company nor, to the Company’s knowledge, any other affiliate of the Company, has taken or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxx)       Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Neither the Company nor its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate acting on behalf of the Company or any of its subsidiaries has (a) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or (b) committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws. The Company and its subsidiaries have instituted and maintain, and will continue to maintain, policies prohibiting bribery and corruption.

(xxxi)       Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the anti-money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxii)       OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the sale of the Shares, if any, or lend, contribute or otherwise make available such proceeds, if any, to any subsidiaries, joint venture partners or other Person, (i) for the purpose of funding or facilitating any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) for the purpose of funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person, country or territory that at the time of the dealing or transaction was known by the Company or its subsidiaries to be the subject or the target of Sanctions.

(xxxiii)       Brokerage Commissions. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could reasonably be expected to give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xxxiv)        Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate in all material respects.

(xxxv)       Cybersecurity. (A) To the knowledge of the Company and each of its Subsidiaries, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards reasonably likely to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, event or condition or other compromises as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not be reasonably expected to result in a Material Adverse Effect.

(b)       Representations and Warranties by the Selling Stockholders. Each Selling Stockholder (except with respect to the provisions in subsection (ii), which shall be solely applicable to Landsea Holdings Corporation) severally represents and warrants to the Underwriters as of the Applicable Time, the Closing Date and any Option Closing Date, and agrees with the Underwriters, as follows:

(i)       Organization and Good Standing of the Selling Stockholder. Such Selling Stockholder has been duly formed and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization.

(ii)       United States Person. Such Selling Stockholder is a United States person (as the term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for U.S. federal income tax purposes.

(iii)       Valid Title to Shares. Such Selling Stockholder has, and immediately prior to the Closing Date and any Option Closing Date, as applicable, will have valid and unencumbered title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be delivered by such Selling Stockholder on the Closing Date free and clear of all liens, encumbrances, equities or adverse claims and has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be delivered by such Selling Stockholder under this Agreement on the Closing Date and any Option Closing Date, as applicable.

(iv)       Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any third party (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares sold by such Selling Stockholder, except as expressly contemplated hereby and such as have been obtained and made under the 1933 Act and such as may be required under state securities laws.

(v)       Delivery of Shares. Upon payment of the purchase price for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such nominee), and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Shares and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary.

(vi)       Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or which any of the property or assets of such Selling Stockholder is subject, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect upon the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement; nor will such action result in any violation of the provisions of the articles of incorporation or other similar organizational documents of such Selling Stockholder; nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its respective properties, except where such violations would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect upon the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(vii)       Compliance with 1933 Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Applicable Time relating to the Shares and (D) on the Closing Date, the Registration Statement did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the final prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the final prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to statements in or omissions from any such document that are made in reliance upon and in conformity with the written information furnished to the Company by such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by such Selling Stockholder consists of the Selling Stockholder Information. Each Underwriter, the Company and each Selling Stockholder agree that the “Selling Stockholder Information” consists solely of (i) the name, address and number of shares of Common Stock owned by such Selling Stockholder, before and after the offering, and (ii) the other information with respect to such Selling Stockholder that appears in the tables (and corresponding footnotes) under the captions “Selling Stockholders” and/or “Selling Holders,” in each case, in the Registration Statement, the General Disclosure Package, the Prospectus or in any Issuer Free Writing Prospectus, as applicable.

(viii)       No Undisclosed Material Information. The sale of the Shares by such Selling Stockholder pursuant to this Agreement is not prompted by any material information known to such Selling Stockholder concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package.

(ix)       Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(x)       Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(xi)       No Finder’s Fee. There are no contracts, agreements, or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares (other than this Agreement).

(xii)       No Unlawful Payments. Neither such Selling Stockholder nor any of its subsidiaries, nor, to the knowledge of such Selling Stockholder, any director, officer or employee of such Selling Stockholder or any of its subsidiaries or any agent, affiliate or other person associated with or acting on behalf of such Selling Stockholder or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the FCPA or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Neither such Selling Stockholder nor any of its subsidiaries, directors, officers or employees will use, directly or indirectly, the proceeds of the offering of the Shares hereunder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery and anti-corruption laws. Such Selling Stockholder and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xiii)       Compliance with Anti-Money Laundering Laws. The operations of such Selling Stockholder and its subsidiaries are and have been conducted at all times in compliance with Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Stockholder, threatened. Neither such Selling Stockholder nor any of its subsidiaries, directors, officers or employees will use, directly or indirectly, the proceeds of the offering of the Shares hereunder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in a manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Anti-Money Laundering Laws.

(xiv)       No Conflicts with Sanctions Laws. Neither such Selling Stockholder nor any of its subsidiaries, nor, to the knowledge of such Selling Stockholder, any of its directors, officers or employees, or any agent, affiliate or other person associated with or acting on behalf of such Selling Stockholder or any of its subsidiaries is currently the subject or the target of any Sanctions, nor is such Selling Stockholder or any of its subsidiaries located, organized or resident in a Sanctioned Country; and such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, such Selling Stockholder and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction was known by such Selling Stockholder or its subsidiaries to be the subject or the target of Sanctions or with any Sanctioned Country.

(xv)       No Free Writing Prospectuses. Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and have not distributed any written materials in connection with the offer or sale of the Shares.

(xvi)       No Association with FINRA. Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or are controlled by, or are under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(c)       Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

SECTION 4. Covenants of the Company and Selling Stockholders. The Company and each Selling Stockholder (solely with respect to the provisions in subsections (k), (l) and (n) applicable to each Selling Stockholder) covenant with the Underwriters as follows:

(a)       Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b), will notify the Underwriters promptly, and confirm the notice in writing (which may be electronic mail), (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission regarding the Registration Statement, the Prospectus or the offering or sale of the Shares, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or, to the Company’s knowledge, threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus, in each case, in connection with or as related to the offer and sale of the Shares. The Company will use commercially reasonable efforts to both prevent the issuance of any stop order or suspension of the Registration Statement and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)       Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriters notice of such event, (B) prepare any amendment or supplement as may be reasonably necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Underwriters notice of any filings made by it pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and, subject to the requirements of applicable laws and regulations, will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object in a timely manner.

(c)       Delivery of Registration Statement. To the extent not available through EDGAR, the Company will furnish or deliver to the Underwriters and counsel for the Underwriters, without charge, upon reasonable request, (i) copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and (ii) conformed copies of all consents and certificates of experts.

(d)       Delivery of Prospectuses. The Company has delivered to the Underwriters, without charge, as many copies of each preliminary prospectus as the Underwriters reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act in connection with the offer and sale of the Shares. The Company will furnish to the Underwriters, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)       Blue Sky Qualifications. The Company will use commercially reasonable efforts to take promptly from time to time such actions as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect, for so long as required to complete the distribution of the Shares in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) to file a general consent to service of process in any jurisdiction or (iii) subject themselves to taxation in any such jurisdiction if they are not otherwise so subject. The parties acknowledge and agree that to the extent that the Shares qualify as Covered Securities (as defined under Section 18 of the 1933 Act), no such actions shall be required with respect to the qualification of the Shares in any state.

(f)       Rule 158. The Company will timely file such reports pursuant to the 1934 Act, as and within the time periods required by the 1934 Act and the 1934 Act Regulations, as are necessary in order to make generally available to its securityholders (which shall be deemed to have been satisfied by filing with the Commission pursuant to EDGAR) as soon as practicable an earnings statement (which need not be audited) for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)       Listing. The Company will use its reasonable best efforts to maintain the listing of the Shares on The Nasdaq Capital Market.

(h)       FINRA Filing. The Company will use its commercially reasonable efforts to assist the Underwriters, as reasonably requested by the Underwriters, with any filings with FINRA and obtaining clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters.

(i)       Reporting Requirements. The Company, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(j)       Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, which will not be unreasonably conditioned, withheld or delayed, and subject to the requirements of the 1934 Act and the 1934 Act Regulations, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto, if any, and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading (other than with respect to any Underwriter Information), the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k)       No Manipulation. The Company and each Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares and will not take any action prohibited by Regulation M under the 1934 Act in connection with the distribution of the Shares contemplated hereby.

(l)       Transfer Taxes. Each Selling Stockholder will pay any transfer taxes, if applicable, on the sale by such Selling Stockholder of the Shares to the Underwriters.

(m)       Company Lock-Up. For a period commencing on the date hereof and ending on the 60th day after the date of this Agreement (the “Lock-Up Period”), the Company agrees not to, directly or indirectly, without the prior written consent of the Representatives, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is known by the Company to be designed to, or would be reasonably expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration under the 1933 Act for the offer and sale by the Company of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing. The restrictions contained in the preceding sentence shall not apply to any one or more of the following: (A) the Shares to be sold hereunder and any post-effective amendments to the Registration Statement filed consistent with the terms of this Agreement, (B) the filing of one or more registration statements on Form S-8, (C) the issuance of shares of Common Stock, restricted stock units, options to purchase Common Stock or units pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans in effect on the date of this Agreement or pursuant to currently outstanding restricted stock units, options, warrants or other similar rights, and (D) the issuance or sale in private placements without registration under the 1933 Act up to the number of shares of Common Stock representing 5% of the total number of outstanding shares of Common Stock (or options, warrants, or other securities convertible into or exercisable, or exchangeable for, shares of Common Stock) in connection with bona fide mergers or acquisitions, joint ventures or other similar strategic transactions, provided that the acquirer of any such shares of Common Stock (or options, warrants or other securities convertible into or exchangeable for shares of Common Stock) so issued pursuant to this subclause (D) enters into an agreement substantially in the form of Exhibit A hereto with respect to such shares of Common Stock (or options, warrants or other securities convertible into or exercisable, or exchangeable for, shares of Stock) for the remainder of the Lock-Up Period.

(n)       Lock-Up Agreements. The Company agrees to cause each officer and director of the Company and the other parties set forth on Schedule D hereto, and each Selling Stockholder (together with its affiliates) agrees, to furnish to the Underwriters, on or prior to the Execution Time, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

SECTION 5. Payment of Expenses.

(a)       Expenses. Except as set forth in Section 5(b), the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and delivery of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iii) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable, fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky survey and any supplement thereto, (iv) the preparation, filing, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (v) the fees and expenses of any transfer agent or registrar for the Shares, (vi) the filing fees of the Commission, if any, (vii) the filing fees and expenses incident to securing any required review by FINRA of the terms of the sale of the Shares, (viii) the reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement (including, for the avoidance of doubt, the reasonable fees and disbursements of counsel to the Underwriters) in an amount not to exceed $350,000 (excluding reimbursable fees and expenses of third-party providers incurred in connection with any “road shows” and establishing and maintaining a data room and data exchange process) and (ix) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the Company’s prior written consent in connection with the road show presentations, travel and lodging expenses of the Company, and, the cost of aircraft and other transportation chartered in connection with the road show, provided that, (A) the Company and the Underwriters will each bear 50% of the costs associated with any chartered aircraft used, and (B) the Company and the Underwriters will each pay their own lodging, commercial airfare and other costs associated therewith.

(b)       Expenses of the Selling Stockholders. Except as set forth in Section 5(a), (i) each Selling Stockholder shall be responsible for all fees and expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including, without limiting the generality of the foregoing: (A) any transfer taxes; (B) the underwriting discounts and commissions, incentive or advisory fees payable to the Underwriters in connection with the transactions contemplated hereby; and (C) the delivery of the Shares to the Underwriters, and (ii) Ever Fast Holdings Limited shall also be responsible for the Pro Rata Portion of (A) reasonable fees and expenses incurred by the Company under this Agreement; and (B) the expenses set forth in Section 5(a)(viii) that would otherwise be payable by the Company. For purposes of this Section 5(b), “Pro Rata Portion” shall mean the percentage equal to the quotient of (a) the number of Firm Shares to be sold by Ever Fast Holdings Limited, divided by (b) the total number of Firm Shares to be sold by the Selling Stockholders, in each case, as set forth in Exhibit E.

(c)       Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6, Section 10(a)(i) or (iii), or Section 12 hereof, the Selling Stockholders shall reimburse the Underwriters for all of their reasonable, documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(d)       Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and as of the Closing Date or any Option Closing Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the accuracy of the statements made in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)       Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Date or any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission; and the Company has complied with each request (if any) from the Commission for additional information.

(b)       Opinion of Counsel and Disclosure Letter for Company. At the Closing Date and in connection with any Option Closing Date, the Representatives shall have received the opinion and disclosure letter, dated the Closing Date or Option Closing Date, as applicable, of Latham & Watkins LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(c)       Opinion of Counsel for the Selling Stockholders. At the Closing Date and in connection with any Option Closing Date, the Representatives shall have received the opinion, dated the Closing Date or Option Closing Date, as applicable, of Squire Patton Boggs LLP, counsel for the Selling Stockholders, in form and substance reasonably satisfactory to counsel for the Underwriters.

(d)       Opinion of Underwriters’ Counsel. At the Closing Date and in connection with any Option Closing Date, the Representatives shall have received the opinion and negative assurance letter, dated the Closing Date or Option Closing Date, as applicable, of Morrison & Foerster LLP, counsel for the several Underwriters.

(e)       Officers’ Certificate. At the Closing Date and in connection with any Option Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Date or any Option Closing Date, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date or Option Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or Option Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened.

(f)       Chief Financial Officer’s Certificate. At the time of the execution of this Agreement, the Representatives shall have received a written certificate executed by the chief financial officer of the Company, in form and substance satisfactory to the Representatives, covering the accuracy of certain financial information included in the General Disclosure Package and the Prospectus and other customary matters. In addition, at the Closing Time, the Representatives shall have received a written certificate executed by the chief financial officer of the Company, in form and substance satisfactory to the Representatives, covering the accuracy of certain financial information included in the General Disclosure Package and the Prospectus and other customary matters.

(g)       Certificate of Selling Stockholders. At the Closing Date and in connection with any Option Closing Date, the Representatives shall have received a certificate of an executive officer of each Selling Stockholder, dated the Closing Date or Option Closing Date, as applicable, to the effect that (i) the representations and warranties of such Selling Stockholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date or Option Closing Date, as applicable, and (ii) such Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Date or Option Closing Date.

(h)       Auditor Comfort Letter. At the Execution Time, the Representatives shall have received from each of PricewaterhouseCoopers LLP, Deloitte & Touche LLP and Meredith CPAs, P.C. a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)       Bring-down Comfort Letter. At the Closing Date and any Option Closing Date, the Representatives shall have received from each of PricewaterhouseCoopers LLP, Deloitte & Touche LLP and Meredith CPAs, P.C. a letter, dated as of the Closing Date or Option Closing Date, as applicable, to the effect that each reaffirms the statements made in its respective letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or any Option Closing Date.

(j)       Lock-Up Agreements. At or prior to the Execution Time, the Representatives shall have received the written Lock-Up Agreements substantially in the form attached as Exhibit A from each of the persons listed in Schedule D hereto.

(k)       FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering and sale of the Shares.

(l)       Exchange Listing. The Shares to be delivered on the Closing Date and any Option Closing Date shall be listed on the Nasdaq Capital Market.

(m)       Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n)       Additional Documents. At the Closing Date and any Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and certificates from the Company or the Selling Stockholders, as the case may be, as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o)       Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, unless such failure is due to or the result of a breach of this Agreement by any of the Underwriters, this Agreement, or, in the case of any condition to the purchase of Option Shares on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time at or prior to Closing Date or any Option Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 7, 8, 9, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a)       Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and their respective affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)       against any and all loss, liability, claim, damage and reasonable and documented expense, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(ii)       against any and all loss, liability, claim, damage and reasonable and documented expense, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(e) below) any such settlement is effected with the prior written consent of the Company;

(iii)       against any and all reasonable and documented expense incurred in connection with any suit, action or proceeding or any claim asserted (including the reasonable and documented fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430C, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

(b)       Indemnification of Underwriters by Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information; provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder.

(c)       Indemnification of Company, Directors and Officers and the Selling Stockholders. The Underwriters agree to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430C, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d)       Actions against Parties; Notification. Each indemnified party shall give written notice (which may be electronic mail) as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability under Section 7(a), (b) or (c), as applicable, to the extent it is not materially prejudiced (through the forfeiture of substantive rights) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, if any, to assume the defense thereof, with counsel selected in accordance with the next sentence, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable and documented costs of investigation; provided, however, the indemnifying party shall not, under any of the circumstances described in clauses (i), (ii), (iii) and (iv) below, have the right to assume or direct the defense thereof and shall be liable to such indemnified party under this Section 7(a), (b) or (c), as applicable, for any reasonable and documented legal expenses of one counsel (in addition to any local counsel) or any other expenses in connection with the defense thereof if, with respect to clauses (i), (ii) and (iii), based on the advice of counsel (which may include in-house counsel), (i) the use of the counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) representation of the indemnified party by such counsel would be inappropriate due to differing interests between the indemnifying party and any indemnified party, (iii) there are likely to be defenses available to the indemnified party that are different from, or in addition to, the defenses available to the indemnifying party, or (iv) the indemnifying party fails within a reasonable period of time to retain counsel reasonably satisfactory to the indemnified party. In the case of parties indemnified pursuant to Section 7(a) or 7(b) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(c) above, counsel to the indemnified parties shall be selected by the Company and the Selling Stockholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonable withheld), settle or compromise or consent on behalf of an indemnified party to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)       Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable and documented fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement or shall not have disputed in good faith the indemnified party’s entitlement to such reimbursement or the amount thereof.

SECTION 8. Contribution. To the extent the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Stockholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company or the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters (before deducting expenses), on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such indemnifiable claim.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. Notwithstanding the provisions of this Section 8, no Selling Stockholder shall be obligated or required to contribute any amount in excess of the amount by which the aggregate proceeds (after deducting any underwriting discounts and commissions received by the Underwriters) from the Shares sold by such Selling Stockholder exceed the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and such Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Selling Stockholder.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters or their Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling any Selling Stockholder and (ii) delivery of and payment for the Shares.

SECTION 10. Termination of Agreement.

(a)       Termination. The Underwriters may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Date (or, in the case of an Option Closing Date that is subsequent to the Closing Date for the Firm Shares) (i) if there has occurred, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, a Material Adverse Effect that is not described in the General Disclosure Package, such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof involving the United States or other material calamity or crisis or any material adverse change or development involving national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or The Nasdaq Capital Market where trading has not been suspended or materially limited as described in the immediately following clause, or (iv) if trading generally in The Nasdaq Global Market or The Nasdaq Capital Market has been suspended or materially limited (other than limitations on hours of trading), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)       Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 7, 8, 9, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 11. [Reserved]

SECTION 12. Default by the Underwriters. If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule C bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or any Selling Stockholder. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Option Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Shares to be sold on such Option Closing Date without liability on the part of any non-defaulting Underwriter, the Company or any Selling Stockholder or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. Notwithstanding the foregoing, if this Agreement or the obligation hereunder to purchase Option Shares to be sold on an Option Closing Date is terminated pursuant to this Section 12, the parties will continue to be liable for the payment of expenses as set forth in Section 5 hereof.

SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to B. Riley Securities, Inc. at 299 Park Avenue, 21st Floor, New York, New York 10171, Attention: Syndicate Department, with a copy to Morrison & Foerster LLP, at 2100 L Street NW, Suite 900, Washington, DC 20037, attention of Andrew P. Campbell; notices to the Company shall be directed to it at 1717 McKinney Avenue, Suite 1000, Dallas, TX 75702, attention of General Counsel, with a copy to Latham & Watkins LLP, at 650 Town Center Drive, 20th Floor, Costa Mesa, CA 92626, attention of Drew Capurro; notices to the Selling Stockholder shall be directed to Landsea Holdings Corporation at 530 Lytton Ave, 2nd Floor, Palo Alto, CA 94301, attention of Joanna Zhou and Ever Fast Holdings Limited at Rooms 1007-102, 10/F, K Wah Centre, 191 Java Road, North Point, Hong Kong, attention of Xin Song, with a copy to Squire Patton Boggs LLP, 555 South Flower Street, 31st Floor, Los Angeles, CA 90071, attention of James Hsu.

SECTION 14. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering of the Shares and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Stockholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering of the Shares or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries or any Selling Stockholder on other matters) and the Underwriters have no obligation to the Company or any Selling Stockholder with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) each Underwriter and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and each Selling Stockholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company and each of the Selling Stockholders have consulted their own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 16. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and each Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 17. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 18. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Underwriters and each Selling Stockholder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 19. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 20. TIME. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 21. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 22. Research Analyst Independence. The Company and the Selling Stockholders acknowledge that each Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the sale of Shares that differ from the views of its investment banking division. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 22 shall relieve any Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulation.

SECTION 23. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 24. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of the page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,

LANDSEA HOMES CORPORATION

By:	/s/ John Ho
Name: John Ho
Title: Chief Executive Officer

LANDSEA HOLDINGS CORPORATION

By:	/s/ Qin Zhou
Name: Qin Zhou
Title: Chief Executive Officer

EVER FAST HOLDINGS LIMITED

By:	/s/ Huaijun Chen
Name: Huaijun Chen
Title: Director

CONFIRMED AND ACCEPTED,

as of the date first above written:

B. RILEY SECURITIES, INC.

By:	/s/ Jimmy Baker
Authorized Representative

For itself and as Representative of the other Underwriters named in Schedule C hereto.

SCHEDULE A

Number of Firm Shares: 6,086,957

Number of Option Shares: 913,043

Public Offering Price: $10.25 per Share

Underwriting Discount: $0.486875 per Share

Schedule A-1

SCHEDULE B

Free Writing Prospectuses

None.

Schedule B-1

SCHEDULE C

Underwriter	Number of Firm Shares	Number of Option Shares
B. Riley Securities, Inc.	4,869,565	730,435
Wedbush Securities Inc.	608,696	91,304
Zions Direct, Inc.	608,696	91,304

Schedule C-1

SCHEDULE D

Persons Subject to Lock-Up

1.	John Ho

2.	Michael Forsum

3.	Chris Porter

4.	Kelly Rentzel

5.	Qin Zhou

6.	Bruce D. Frank

7.	Thomas Hartfield

8.	Elias Farhat

9.	Mollie Fadule

10.	Landsea Holdings Corporation

11.	Landsea Green Management Limited

12.	Ever Fast Holdings Limited

Schedule D-1

SCHEDULE E

	Number of Firm Shares to be Sold	Maximum Number of Option Shares to be Sold
Selling Stockholders:
Landsea Holdings Corporation	2,521,740	378,260
Ever Fast Holdings Limited	3,565,217	534,783
Total	6,086,957	913,043

Schedule E-1

EXHIBIT A

Form of Lock-Up Agreement

[_____], 2024

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

Re: Landsea Homes Corporation (the “Company”) - Restriction on Stock Sales

This letter agreement is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, the Selling Stockholders listed in Schedule E to the Underwriting Agreement, and B. Riley Securities, Inc., as representative of the Underwriters (in such capacity, the “Representative”). Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of shares of Common Stock, $0.0001 par value per share, of the Company (the “Shares”), as described in and contemplated by the Company’s preliminary prospectus supplement filed on the date hereof under the registration statement of the Company on Form S-3, File No. 333-252569 (the “Registration Statement”), initially filed with the Securities and Exchange Commission on March 29, 2022, as amended (the “Offering”). Terms used herein, but not defined, shall have the meaning ascribed to them in the Underwriting Agreement.

The undersigned recognizes that it is in the interests of the undersigned, as an officer or director, or an owner of Common Stock, options, warrants, performance units or other securities convertible into or exchangeable for Common Stock of the Company (the “Company Securities”), that the undersigned not sell Company Securities in the public market for a period beginning with the date hereof and ending 60 days following the date of the Underwriting Agreement (the “Lock-Up Period”).

The undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort other than as expressly permitted hereunder.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (1) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or over which the undersigned has the power of disposition (collectively, the “Lock-Up Shares”) during the Lock-Up Period, (2) during the Lock-Up Period, exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the 1933 Act the undersigned’s Disposition of any of the Lock-Up Shares held by the undersigned, (3) otherwise participate as a selling securityholder in any manner in any registration of Lock-Up Shares effected by the Company under the 1933 Act, including under the Registration Statement, during the Lock-Up Period, or (4) engage in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder, and such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, the Underwriters have agreed that the foregoing restrictions shall not apply to:

(1)	any Disposition or transfer of Lock-Up Shares to a family member, trust, or entity which is established for the direct or indirect benefit of or is more than fifty percent of the voting interests are owned by the undersigned or the undersigned’s immediate family members (as defined in General Instruction A.1(a)(5) to Form S-8 under the 1933 Act), including any nominee or custodian of a person, trust or entity to whom a Disposition or transfer would be permissible under this clause (1);

(2)	any bona fide gift;

(3)	any Disposition or transfer of Lock-Up Shares by will, intestate succession or by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;

(4)	any transfer of Lock-Up Shares solely to cover applicable withholding taxes due upon the vesting of stock-based awards under the Company’s equity compensation plans;

(5)	the conversion or exchange of convertible or exchangeable Company Securities outstanding as of the date of this letter agreement;

(6)	the forfeiture or surrender to the Company of Lock-Up Shares for failure to achieve vesting requirements associated with such Lock-Up Shares;

(7)	Dispositions or forfeiture of Lock-Up Shares of the undersigned or the retention of Lock-Up Shares by the Company (A) to satisfy tax withholding obligations in connection with the exercise of options to purchase Shares, the vesting of restricted stock units or performance shares or the settlement of deferred stock units of the Company or (B) in payment of the exercise or purchase price with respect to the exercise of options to purchase Shares, the vesting of restricted stock units or performance shares or the settlement of deferred stock units of the Company;

(8)	the Disposition or transfer of Lock-Up Shares pursuant to a trading plan established pursuant to Rule 10b5-1 under the 1934 Act (a “Rule 10b5-1 Plan”) prior to the date of this letter agreement or the establishment of a Rule 10b5-1 Plan following the date of this letter agreement, provided that such newly established Rule 10b5-1 Plan does not provide for the transfer of Lock-Up Shares during the Lock-Up Period;

(9)	any Disposition or transfer of Lock-Up Shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, made to all holders of the Company Securities involving a Change of Control (as defined below) (including any support or voting agreement entered into in connection therewith), provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Shares of the undersigned shall remain subject to the restrictions contained in this letter agreement; or

(10)	distributions, transfers or dispositions of Lock-Up Shares (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the 1933 Act) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned, or (ii) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, current or former partners (general or limited), members, beneficiaries, or other equity holders, or to the estates of such stockholders, partners, members, beneficiaries or other equity holders;

provided that in the case of any transfer, gift or other disposition pursuant to the immediately preceding clauses (1), (2) or (10), except in the case of a bona fide gift to a charitable organization, the transferee, trust, donee or other recipient agrees to be bound in writing by the terms of this letter agreement for the remainder of the Lock-Up Period prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the 1934 Act shall be required or shall be voluntarily made in connection with such transfer (other than required filings under Section 16(a) and Section 13(d) or 13(g) of the 1934 Act and any filings made after the expiration of the Lock-Up Period). For purposes of clause (9) above, “Change of Control” shall mean any bona fide third-party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which would be that any “person” (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of more than 50% of the total voting power of the voting stock of the Company.

Furthermore, the undersigned may, during the Lock-Up Period, sell shares of Common Stock purchased by the undersigned on the open market following the date of the Underwriting Agreement if and only if (i) such sales are not required to be reported in any public report or filing under the 1934 Act and (ii) the undersigned does not otherwise voluntarily effect any public report or filing regarding such sales.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Shares and the undersigned has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representative and the other Underwriters are not making a recommendation to you to participate in the Offering, enter into this letter agreement, or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.

It is understood that, if (i) any Selling Stockholder notifies the Representative that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed on or before December 31, 2024, or (iii) the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the obligations under this letter agreement shall automatically terminate.

This letter agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter agreement. This letter agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

Very truly yours,

By:
Print Name:

A-4